UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
May 1, 2025
Date of Report (Date of earliest event reported)
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Vestis Corporation
(Exact name of Registrant as Specified in its Charter)
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Delaware	001-41783	92-2573927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1035 Alpharetta Street,Suite 2100,
Roswell, Georgia		30075
(Address of Principal Executive Offices)		(Zip Code)
(470) 226-3655
(Registrant's Telephone Number, Including Area Code)
___________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	VSTS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On May 1, 2025, Vestis Corporation (the “Company”) entered into an Amendment No. 2 (the “Amendment”) to its existing Credit Agreement, dated as of September 29, 2023 (as amended by Amendment No. 1 dated as of February 22, 2024 and the Amendment, and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Company, as the U.S. borrower, Canadian Linen and Uniform Service Corp. (the “Canadian Borrower”), the other subsidiaries of the Company party thereto from time to time, the lenders and financial institutions party thereto from time to time (the “Lenders”), and JPMorgan Chase Bank, N.A. as administrative agent and collateral agent. The Amendment increases the net leverage covenant ratio from 4.50x to (i) 5.25x for any fiscal quarter ending prior to July 3, 2026, (ii) 5.00x for the fiscal quarter ending July 3, 2026 and (iii) 4.75x for the fiscal quarter ending October 2, 2026. The net leverage covenant ratio remains at 4.50x for the first fiscal quarter of 2027 through maturity. The Amendment also provides a $15 million bad debt expense adjustment to EBITDA in the fiscal quarter ended March 28, 2025 solely for purposes of determining compliance with the financial covenants. The Amendment restricts the Company from making share repurchases and dividends (subject to certain exceptions) and caps the amount of indebtedness under receivables facilities to $250 million, in each case until the earlier of (i) any fiscal quarter ending after October 2, 2026 so long as the Company is then in compliance with the financial covenants and (ii) when the Company achieves a net leverage ratio below or equal to 4.50x as of the last day of two consecutive quarters through the end of fiscal 2026.

A copy of the Amendment is filed with this Current Report on Form 8-K and attached hereto as Exhibit 10.1 and incorporated by reference herein. The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment.

Item 2.02.    Results of Operations and Financial Condition.
On May 6, 2025, the Company issued a press release announcing the results of the Company’s operations for the quarter ended March 28, 2025. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in this Item 2.02.
The information set forth under this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description

10.1
Amendment No. 2, dated as of May 1, 2025, among Vestis Corporation, as U.S. Borrower, Canadian Linen and Uniform Service Corp., as Canadian Borrower, and other subsidiaries of Vestis Corporation party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

99.1	Press release of Vestis Corporation, dated May 6, 2025, announcing results for the quarter ended March 28, 2025.
99.2	Supplementary materials to be used during webcast conference call on May 7, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vestis Corporation

Date:	May 6, 2025	By:	/s/ Kelly Janzen
		Name:	KELLY JANZEN
		Title:	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)